Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-122609) pertaining to the Emtec, Inc 1996 Stock Option Plan of our report dated December 2, 2005, with respect to the consolidated financial statements of Emtec, Inc. for year ended August 31, 2005, the period from April 17, 2004 to August 31, 2004 (Successor Period) and the period from September 1, 2003 to April 16, 2004 (Predecessor Period), filed with the Securities and Exchange Commission and included in this Form 10-K/A.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania June 30, 2006